Exhibit 4.3

AMENDMENT NO. 4 TO CONVERTIBLE NOTE

This AMENDMENT NO. 4 TO CONVERTIBLE NOTE is being entered into as of May 8, 2025 (this “Amendment”), by and between Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario (the “Company”), and Wood River Capital, LLC, a Delaware limited liability company (the “Holder”). The Company and the Holder desire to amend the Note (as defined below) as set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Note.

WHEREAS, on September 29, 2021, the Company issued a Convertible Note to Spring Creek Capital, LLC, a Delaware limited liability company (the “Original Holder”) in the Original Principal Amount of $100,000,000 (such note, as amended by the May 2022 Consent, Amendment No. 2 and Amendment No. 3 (in each case, as defined below), and any payment-in-kind notes issued thereunder referred to collectively herein as the “Note”);

WHEREAS, on May 1, 2022, the Original Holder transferred its rights and obligations under the Note to the Holder pursuant to that certain Joinder Agreement, dated as of May 1, 2022, by and among the Company, the Original Holder and the Holder;

WHEREAS, on May 5, 2022, the Company and the Holder entered into that certain Consent to New Debt and Amendment to Convertible Note (the “May 2022 Consent”), whereby certain provisions of the Note were amended;

WHEREAS, on February 13, 2023, the Company and the Holder entered into that certain Amendment No. 2 to Convertible Note (the “Amendment No. 2”), whereby certain provisions of the Note were amended;

WHEREAS, on March 25, 2024, the Company and the Holder entered into that certain Amendment No. 3 to Convertible Note (the “Amendment No. 3”), whereby certain provisions of the Note were amended; and

WHEREAS, accordingly, on the date hereof, the Company and the Holder desire to further amend the Note as set forth herein.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. The restrictive legend included on the face of the Note is amended to delete the second paragraph thereto, such that the amended legend shall read in its entirety as follows:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE

CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Section 2. Section 13 of the Note is hereby deleted in its entirety and replaced by the following:

“13. Transfer Restriction. This Note may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Holder other than to one or more Permitted Transferees in accordance with the provisions of Regulation S of the Securities Act or pursuant to registration under the Securities Act or an available exemption therefrom.”

Section 3. References to “a registered holder” or “registered holders” in the Note shall be replaced by references to “a holder” or “holders”, respectively.

Section 4. This Amendment amends the Note and shall be effective upon its execution and delivery by the parties hereto. On the date hereof, the Company shall reissue a certificated Note to Holder reflecting all amendments to the Note through the date hereof, and reflecting the accreted principal amount of the Note, inclusive of all PIK Amounts through the most recent Interest Date preceding the date hereof.

Section 5. Except as expressly amended by this Amendment, the Note shall continue in full force and effect and is hereby ratified and confirmed and this Amendment will not constitute any other modification, amendment or waiver to the Note. None of the obligations of the parties under the Note are discharged by this Amendment, and this Amendment does not result in a novation, rescission, extinguishment, accord and satisfaction of the Note nor does it result in a new obligation or the substitution of any loan for the Note. The obligations of the parties to the Note will continue in force unamended, except as specifically amended hereby.

Section 6. On and after the date hereof, each reference in the Note to “this Note,” “hereunder,” “hereof,” “herein” or words of like import referring to the Note, and each reference in any other document relating to the “Note,” “thereunder,” “thereof,” or words of like import referring to the Note, means and references the Note as amended hereby.

Section 7. Each party hereby represents to the other parties hereto that this Amendment has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms.

Section 8. The terms of Section 23 of the Original Note are hereby incorporated into this Amendment as if fully set forth herein.

Section 9. This Amendment may be executed and delivered in one or more counterparts including by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	President & Chief Executive Officer

WOOD RIVER CAPITAL, LLC

By:	/s/ Matthew J. Orr
Name:	Matthew Orr
Title:	President